EXHIBIT 10.23

Salary and Bonus Information for Executive Officers

Name:	Jan W. Clark	John G. Warner	Michael T. Storm	Michael L. Derr

Salary Effective January 1, 2005	$178,500	$161,700	$117,600	$100,800
Bonus paid in 2005:	$7,500	$7,500	$7,500	$7,500

Salary Effective January 1, 2006	$189,500	$171,500	$124,600	$106,800
Bonus paid in 2006:	$10,500	$9,500	$8,500	$7,500

Note: Salary amounts above do not include potential payments in lieu of allowed paid-days-off (vacation, sick and personal days off) not utilized or annual holiday payment, if any.